Exhibit 99.1

Contact:               Jane W. McCahon, Vice President, Corporate Relations

(312) 592-5379 jane.mccahon@teldta.com

Julie D. Mathews, Manager, Investor Relations

(312) 592-5341 julie.mathews@teldta.com

TDS PLANS TO ADJOURN OCTOBER 20, 2011 SHAREHOLDER MEETING

TO CONSIDER CHANGES TO PROPOSAL

ADJOURNED MEETING TO BE HELD AT 2:00 P.M. ON NOVEMBER 15, 2011

CHICAGO — October 19, 2011 — Telephone and Data Systems, Inc. [NYSE: TDS, TDS.S] today announced that it plans to adjourn the special meeting of shareholders that had previously been adjourned to October 20, 2011 from October 6, 2011, relating to  amendments to its restated certificate of incorporation and related proposals described in TDS’ proxy statement dated August 31, 2011.

The TDS Board of Directors is considering changes to the proposals included in its definitive proxy statement dated August 31, 2011.

The meeting will be adjourned until 2:00 p.m., November 15, 2011.  The adjourned meeting will be held at the Standard Club, 320 S. Plymouth Court, Chicago, Illinois.

If the TDS Board of Directors determines to make any changes to the proposals, it will circulate a proxy supplement and may again adjourn the meeting to a later date to permit shareholders to consider the revised proposals.  TDS may also change the record date in such event.

There is no assurance that the TDS Board of Directors will make any changes to the proposals.  If the TDS Board of Directors determines not to make any changes to the proposals, TDS may hold the vote on the existing proposals at the adjourned meeting on November 15, 2011.

IMPORTANT INFORMATION: The foregoing information is not a solicitation of a proxy from any TDS shareholder.  This is being done only pursuant to a definitive proxy statement.  Additional information relating to the foregoing is included in TDS’ proxy materials filed with the SEC and distributed to shareholders.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders and other investors may access such materials without charge at the SEC’s web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filings page. In addition, shareholders may obtain free copies of the proxy materials by contacting TDS’ proxy solicitor, MacKenzie Partners at (800) 322-2885.  TDS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TDS shareholders on behalf of the TDS board of directors in connection with the foregoing.  Information concerning such participants and their respective direct or indirect interests in TDS by security holdings or otherwise is included in TDS’ definitive proxy statement.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone and broadband services to approximately 7.1 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of June 30, 2011.

Visit www.teldta.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit our web sites at:

TDS:	www.teldta.com	TDS Telecom: www.tdstelecom.com
USM:	www.uscellular.com

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